                       CONSENT OF INDEPENDENT ACCOUNTANTS

        As independent public accountants, we consent to the incorporation by reference in the registration statement of Loral Space & Communications Ltd. on Form S-8 (File No. 333-14863) of our report dated June 28, 2001, on our audits of the financial statements and schedules of the Loral Savings Plan for the years ended December 31, 2000 and 1999, which report is included in the Annual Report on Form 11-K which is filed with the Securities and Exchange Commission.

MOHLER, NIXON & WILLIAMS
Accountancy Corporation

Campbell, California
June 28, 2001